Exhibit 1.1

KRAFT FOODS INC.

DEBT SECURITIES

December 5, 2007

AMENDED AND RESTATED UNDERWRITING AGREEMENT

1. Introductory. Kraft Foods Inc., a Virginia corporation (the “Company”), proposes to issue and sell from time to time certain of its unsecured debt securities, in an aggregate principal amount expressed in U.S. dollars or in such foreign currencies or currency units as the Company shall designate at the time of the offering. Such debt securities, registered under the registration statement referred to in Section 2(a), are hereinafter referred to as “Registered Securities.” Registered Securities involved in any offering referred to below are hereinafter collectively referred to as “Offered Securities” and such debt securities that are Offered Securities are hereinafter referred to as “Offered Debt Securities”. The Offered Debt Securities will be issued under an Indenture, dated as of October 17, 2001 (the “Indenture”), between the Company and The Bank of New York (as successor to The Chase Manhattan Bank), as Trustee, specified in the Terms Agreement referred to in Section 3, in one or more series or issues, which may vary as to interest rates, maturities, redemption provisions, conversion provisions, exercise prices, expiration dates, selling prices, currency or currency units and other terms, with, in each case, all such terms for any particular Offered Securities being determined at the time of sale. Particular Offered Securities will be sold pursuant to a Terms Agreement, for resale in accordance with terms of offering determined at the time of sale.

The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such Offered Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Section 2(b), in the second sentence of Section 3 and the first and third use of the term “Representatives” in Section 6, where, in each case, the reference to the terms “through the Representatives” or “the names of any Representatives”, as the case may be, if the Terms Agreement does not specify any representatives of the Underwriters, shall be ignored), shall mean the Underwriters.

2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that, except as disclosed in the Pricing Prospectus and the Prospectus (as hereinafter defined):

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”) and the rules and regulations of the Commission (the “Rules and Regulations”), an “automatic shelf registration statement” as defined under Rule 405 under the Act on Form S-3 (File No. 333-147829) in respect of the Registered Securities not earlier than three years prior to the date of the applicable Terms Agreement; such registration statement, and any post-effective amendment thereto became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection by the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. Such registration statement, as amended at the time such registration statement or part thereof became effective and at the time of any Terms Agreement referred to in Section 3, in the form then filed with the Commission, including any documents incorporated by reference therein and any prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof that has not been superseded or modified, is or are hereinafter referred to as the “Registration Statement”. For purposes of the definition of “Registration Statement,” information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of the applicable Terms Agreement is hereinafter referred to as the “Base Prospectus.” “Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”; and the final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, including the Base Prospectus, is hereinafter called the “Prospectus.” “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act. Any reference herein to the Registration Statement, Prospectus, Pricing Prospectus or Preliminary Prospectus shall be deemed to include all documents incorporated therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Act which have been filed pursuant to the Securities Exchange Act of 1934, as amended prior to the execution of the applicable Terms Agreement (the “Exchange Act”).

No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and on the effective date of the registration statement or statements relating to the Registered Securities, such registration statement or statements conformed, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the Rules and Regulations and did not, and will not as of the applicable effective date as to each part of the Registration Statement, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement, on the date when filed and on each Closing Date, each as referred to in Section 3, the Registration Statement, the Pricing Disclosure Package (as defined below) and each electronic roadshow used by the Company when taken together as a whole with the Pricing Disclosure Package and the Prospectus, and any further amendments or supplements thereto, will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee and (ii) statements in or omissions from any of such documents in reliance upon and in conformity with Underwriter Information (as hereinafter defined).

(b) For the purposes of this Agreement the “Applicable Time” shall be the time specified in the relevant Terms Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared pursuant to Section 4 hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule B hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Issuer Free Writing Prospectus in reliance upon and in conformity with Underwriter Information.

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority to own and lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be so qualified to do business or be in good standing would not reasonably be expected to individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(d) Each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Act (the “Significant Subsidiaries”) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own and lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; and each Significant Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except where the failure to be so qualified or be in good standing would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect; and all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary has been duly authorized for issuance and validly issued and is fully paid and nonassessable; and the capital stock or limited liability company interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from claims, liens, encumbrances and defects.

(f) The Indenture has been duly authorized and the Indenture has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized for issuance; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, and the Registered Securities conform, and, when so issued and delivered and sold, will conform in all material respects to the description thereof contained in the Pricing Prospectus and the Prospectus; the Indenture and the Registered Securities constitute and when executed, authenticated, issued and delivered in the manner provided in the Indenture, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(g) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except (i) such as have been obtained or made, as the case may be, (ii) such as may be required under applicable state securities laws and (iii) such as may be required under applicable foreign securities laws.

(h) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to (i) any law, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Significant Subsidiary, which breach, violation, default, lien, charge or encumbrance, in the case of clauses (i) and (ii) only, would have a Material Adverse Effect or have a material adverse effect on the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

(i) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

(j) Except as would not individually or in the aggregate have a Material Adverse Effect, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects and the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions; and the Company and the Significant Subsidiaries own or lease all such properties as are necessary to the conduct of their operations as presently conducted.

(k) The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would reasonably be expected to individually or in the aggregate have a Material Adverse Effect.

(l) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that the Company reasonably expects to have a Material Adverse Effect.

(m) Except as would not reasonably be expected to individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries own, possess (through license or otherwise) or can acquire on reasonable terms, trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights.

(n) Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(o) There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that individually or in the aggregate the Company reasonably expects to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or the Terms Agreement (including the provisions of this Agreement), or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(p) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the combined or consolidated financial position of the Company and its subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown and all such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis during the periods involved (except for changes required by changes in such accounting principles) and comply as to form with the applicable accounting requirements of the Act; any schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the summary and selected financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus, if any, present fairly, in all material respects, on the basis stated in the Registration Statement, the Pricing Prospectus and the Prospectus, the information shown therein; and with respect to any pro forma financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, such pro forma financial statements comply as to form in all material respects with Regulation S-X under the Act, and the assumptions used in preparing such pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(q) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to have a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and there has been no extraordinary dividend or extraordinary distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(r) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(s) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company has carried out evaluations of the effectiveness of its internal control over financial reporting as required by Rule 13a-15 under the Exchange Act and as of date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus or the Prospectus such internal control over financial reporting is effective, and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(t) Except as disclosed in the Pricing Prospectus and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(u) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective as of the date of the latest unaudited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus; and since such date, there has been no change to the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures.

(v) The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus on or before the Closing Date, when they were or are filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

(w) (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Registered Securities, the Company was not an “ineligible issuer” as defined under Rule 405 under the Act.

(x) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(y) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(z) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping in all material respects and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (the “Terms Agreement”) at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount of Offered Debt Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions, any conversion provisions, and any sinking fund requirements. Unless otherwise specified in the Terms Agreement or unless otherwise agreed to by the Underwriter or Underwriters designated in the applicable Terms Agreement as the lead Underwriter or Underwriters (the “Lead Underwriter”) and the Company, payment of the purchase price for, and delivery of, any Offered Securities to be purchased by the Underwriters shall be made at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, no later than 12:00 noon New York City time, on the third business day following the date of the applicable Terms Agreement (unless the Offered Securities are priced after 4:30 p.m. New York City time, in which case such payment and delivery will be made no later than 12:00 noon New York City time, on the fourth business day following the date of the applicable Terms Agreement), each such time and date for payment and delivery being referred to herein and in the Terms Agreement as the “Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Pricing Prospectus and the Prospectus.

If the Terms Agreement specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price, the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated by the Company to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters one signed or certified copy of the registration statement or statements relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the Commission’s close of business on the second business day following the execution and delivery of the Terms Agreement or, if applicable, such earlier time as may be required by Rule 424(b).

(b) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, Preliminary Prospectus or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; the Company will not undertake any such proposed amendment or supplement if the Representatives reasonably object in writing thereto; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof or of any order preventing or suspending the use of any Preliminary

Prospectus or other Prospectus in respect of the Offered Securities or of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, and will use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending the use of any preliminary or other Prospectus and to obtain as soon as possible its lifting, if issued; and in the event of any such issuance of a notice of objection, will use its reasonable best efforts to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offered Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).

(c) If, at any time when a prospectus relating to the Offered Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(d) As soon as practicable, but not later than 16 months after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement, which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder (including Rule 158).

(e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, and all amendments and supplements to such documents, in each case as soon as available, and copies of the Prospectus and all amendments and supplements to the Prospectus not later than 1:00 p.m., New York City time, on the day following the date thereof, or as soon thereafter as practicable and, in each case in such quantities as the Lead Underwriter reasonably requests. Unless otherwise specified in the Terms Agreement, the Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) The Company will use its reasonable efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment, under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

(g) During the period of three years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives as soon as available should they be unavailable for free on EDGAR on the SEC website, a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K and definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to shareholders. Such documentation and information may be furnished or made available electronically.

(h) Unless otherwise specified in the Terms Agreement, the Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Representatives reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by the Financial Industry Regulatory Authority of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Offered Securities and for expenses incurred in distributing the Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

(i) Unless otherwise specified in the Terms Agreement, for a period beginning at the time of execution of the Terms Agreement and ending on the Closing Date, if any Offered Debt Securities are being issued, without the prior consent of the Lead Underwriter, the Company will not offer or contract to sell or, except pursuant to a commitment entered into prior to the date of the Terms Agreement, sell or otherwise dispose of any debt securities denominated in the currency or currency unit in which the applicable Offered Debt Securities are denominated and issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

(j) The Company has prepared or will prepare a final term sheet, containing solely a description of the Securities, in form and substance approved by the Representatives and will file (if required) such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; the Company will file promptly all other material required to be filed by the Company with Commission pursuant to Rule 433(d) under the Act.

(k) (i) The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to this Section 4, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Offered Securities containing customary information, it has not made and will not make any offer relating to the Offered Securities that would not constitute a “free writing prospectus” as defined in Rule 405 under the Act; and

(iii) any such “free writing prospectus” and any electronic road show, the use of which has been consented to by the Company and the Representatives (including the final term sheet prepared and filed pursuant to this Section 4), is listed on Schedule B hereto.

(l) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(m) The Company agrees that if at any time following the issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with Underwriter Information.

(n) The Company agrees that if at any time prior to the filing of the Prospectus, the Pricing Disclosure Package includes any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives; provided, however, that this condition shall not apply with respect to any statements or omissions in the Pricing Disclosure Package made in reliance upon and in conformity with Underwriter Information.

(o) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Lead Underwriter. If at the Renewal Deadline, the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form reasonably satisfactory to the Lead Underwriter and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(p) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form reasonably approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof.

(q) To pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date of the applicable Terms Agreement, as of the Applicable Time and the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter or letters, in form and substance satisfactory to the Representatives, dated the date of delivery thereof, of the Company’s independent accountants confirming that as of the date of their report and during the period covered by such financial statements on which they reported, they were independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and, stating, as of the date of such letter or letters (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Preliminary Prospectus and the Prospectus, as of a date not more than three days prior to the date of such letter or letters, provided that such date shall be after the date of the Prospectus), the conclusions and findings of such firm or firms with respect to the financial statements and certain financial information contained in the Registration Statement, the Prospectus and the Pricing Disclosure Package.

(b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. The final term sheet contemplated by Section 4 hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; and no stop order suspending or preventing the use of any Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission.

(c) On or after the Applicable Time, there shall not have occurred (i) any change, or any development or event reasonably likely to have a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any material disruption in commercial banking or securities settlement or clearance services, or any setting of minimum prices for trading any securities of the Company on the New York Stock Exchange, or any suspension of trading of any securities of the Company on the New York Stock Exchange; (iv) any banking moratorium declared by U.S. Federal or New York authorities, or the authorities of any country in whose currency any Offered Debt Securities are denominated under the applicable Terms Agreement; (v) any outbreak or escalation of hostilities in which the United States or any country in whose currency any Offered Debt Securities are denominated under the applicable Terms Agreement is involved, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus; or (vi) any change or prospective change in, or governmental action affecting, exchange controls applicable to the currency in which any Offered Debt Securities are denominated, which change or action, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the public offering or the sale of and payment for the Offered Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus.

(d) The Representatives shall have received an opinion, dated the Closing Date, from one or more law firms acting as counsel for the Company, including local counsel and attorneys employed by the Company or its subsidiaries, which, in the aggregate, are substantially to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with the corporate power and authority to own and lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus;

(ii) The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of those jurisdictions set forth on Annex I to such opinion;

(iii) Each Significant Subsidiary has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate power and authority to own and lease its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; and all of the issued and outstanding shares of capital stock or limited liability company interests of each Significant Subsidiary has been duly authorized for issuance and is validly issued, fully paid and nonassessable; and all outstanding shares of capital stock or limited liability company interests of each Significant Subsidiary are owned by the Company, directly or through subsidiaries, to the knowledge of such counsel, free from security interests, claims, liens and encumbrances;

(iv) Each Significant Subsidiary that is incorporated under the laws of a State or Commonwealth of the United States of America (the “U.S. Significant Subsidiaries”) is duly qualified to do business as a foreign corporation and is in good standing under the laws of those jurisdictions set forth on Annex I to such opinion;

(v) The Indenture has been duly authorized, executed and delivered by the Company, qualified under the Trust Indenture Act and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(vi) The Offered Securities have been duly authorized, executed and delivered by the Company, and when executed and authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor pursuant to the terms of the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture and the Offered Securities conform as to legal maters in all material respects to the descriptions thereof contained in the Pricing Prospectus and the Prospectus;

(vii) No consent, approval, authorization or order of, or registration or filing with, (i) any federal governmental agency or federal regulatory body of the United States of America or any state governmental agency or state regulatory body of the States of Delaware, Illinois or New York or the Commonwealth of Virginia is required under Applicable Laws, (ii) to such counsel’s knowledge, any court of the United States of America, the States of Delaware, Illinois or New York or the Commonwealth of Virginia is required under Applicable Laws, in each case under clause (i) or clause (ii) for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Offered Securities by the Company. As used in such opinion, the term “Applicable Laws” means the laws of the States of Illinois and New York, the laws of the Commonwealth of Virginia and the federal laws of the United States of America which, in such counsel’s experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Underwriting Agreement and the Delaware General Corporation Act (provided that the term “Applicable Laws” shall not include laws, regulations and statutory prohibitions relating to food safety, including, without limitation, regulations administered by the Food and Drug Administration, the Food Safety and Inspection Service of the United Statement Department of Agriculture or similar governmental agencies, federal or state securities or blue sky laws, including, without limitation, the Act, the Exchange Act, the 1939 Act and 1940 Act, and the respective rules and regulations thereunder).

(viii) None of the execution and delivery by the Company of the Underwriting Agreement, the performance by the Company of its obligations under the Underwriting Agreement or the Indenture, or the issuance and sale of the Offered Securities, will (i) violate any provision of the charter or bylaws of the Company or any Significant Subsidiary, (ii) conflict with, result in a breach or violation of or imposition of any security interest, claim, lien, encumbrance or defect upon any material property or material assets of the Company or any Significant Subsidiary pursuant to the terms of any agreement or instrument binding upon the Company or any Significant Subsidiary that is listed in Annex II attached to such opinion (which an officer of the Company has certified to such counsel constitutes a list of all agreements or instruments material to the Company and its Significant Subsidiaries, taken as a whole), or (iii) violate any Applicable Law or any judgment, order or decree known to such counsel and which is applicable to the Company or any Significant Subsidiary of any court, governmental agency or regulatory body having jurisdiction over the Company or its Significant Subsidiaries.

(ix) The Registration Statement has become effective under the Act; the Prospectus has been filed with the Commission pursuant to Rule 424(b)(2) under the Act; to such counsel’s knowledge, (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for such purpose has been instituted or is threatened by the Commission, and (ii) no stop order suspending or preventing the use of any prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for such purpose has been instituted or is threatened by the Commission.

(x) The Registration Statement (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel expresses no opinion), at the time the Registration Statement became effective, the Pricing Prospectus (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion), at the Applicable Time, and the Prospectus (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion), as of the date of the Terms Agreement and as of the date hereof, complied as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder.

(xi) Such counsel has no reason to believe that (a) any part of such registration statement or statements, when such part or amendment became effective, the Registration Statement, when such part or amendment became effective, or any amendment thereto, when such part or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) the Prospectus, as of its date or as of such Closing Date, included an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and all statements set forth in the Registration Statement, Pricing Prospectus and the Prospectus of contracts and other documents to which the Company or any Significant Subsidiary is a party (insofar as such statements purport to summarize certain provisions of such contracts and other documents) fairly summarize such provisions in all material respects. To such counsel’s knowledge, there are no contracts or documents required to be filed as exhibits to the Registration Statement other than those filed or incorporated by reference as exhibits thereto, and to such counsel’s knowledge, there are no legal or governmental proceedings before any court, governmental agency or regulatory body or any arbitrator pending or threatened which are required to be disclosed in the Pricing Prospectus or the Prospectus, other than those disclosed therein.

(xii) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

(xiii) Such counsel is of the opinion that the statements in the Base Prospectus under the heading “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries, as of the date of the Prospectus Supplement and as of the Closing Date, of the matters described therein.

(xiv) Each document incorporated by reference in the Pricing Prospectus and the Prospectus (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel expresses no opinion), at the time such document was filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

(xv) Such counsel is of the opinion that, to the best of his or her knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Such counsel may rely as to certain matters of fact, to the extent they deem proper and so long as acceptable in the reasonable opinion the Representatives, on certificates of responsible officers of the Company and public officials.

(e) The Representatives shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, counsel for the Underwriters may rely as to the incorporation of the Company and all other matters governed by Virginia law upon the opinion of counsel for the Company referred to above.

(f) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, on behalf of the Company, shall state that, to their knowledge, the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and no stop order suspending or preventing the use of any prospectus or any Issuer Free Writing Prospectus shall have been instituted or is contemplated and that, subsequent to the date of the most recent financial statements included or incorporated by reference into the Pricing Prospectus and the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to have a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Pricing Prospectus and the Prospectus or as described in such certificate.

(g) The Representatives shall have received a letter or letters in form and substance satisfactory to the Representatives, dated the Closing Date, of the Company’s independent accountants which confirms the conclusion and findings set forth in the letter or letters of such firm or firms delivered pursuant to the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for purposes of this subsection.

(h) The Representatives shall have received from counsel reasonably satisfactory to the Representatives, such opinion or opinions dated the Closing Date, with respect to compliance with the laws of any country, other than the United States, in whose currency the Offered Securities are denominated, the validity of the Offered Securities, the Prospectus and other related matters as they may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in or pursuant to the Terms Agreement (“Underwriter Information”).

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, the Pricing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Underwriter Information, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel and local counsel at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall (i) without the prior written consent of the indemnified party, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with the provisions of this Section 6.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate amount of the Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the aggregate amount of the Offered Securities, and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. As used in this Section only, the “aggregate amount” of the Offered Securities shall mean the aggregate principal amount of any Offered Debt Securities. Nothing herein will relieve a defaulting Underwriter from liability for its default. The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the

Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

9. Absence of Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities pursuant to this Agreement and the Terms Agreement is an arm’s length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telecopied or transmitted by any other standard form of telecommunication and confirmed to the Representatives at their address set forth in the Terms Agreement, or, if sent to the Company, will be mailed, delivered, telecopied or transmitted by any other standard form of telecommunication and confirmed to it at Three Lakes Drive, Northfield, Illinois 60093, facsimile: (847) 646-2950, Attention: Vice President and Corporate Secretary.

11. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

13. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ARTICLE 5, TITLE 14, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

KRAFT FOODS INC.

(“Company”)

DEBT SECURITIES

TERMS AGREEMENT

                , 20

To:	The [Representative[s] of the] Underwriters identified herein

Dear Sirs:

The undersigned agrees to sell to the several Underwriters named [in Schedule A hereto] [below] for their respective accounts, on and subject to the terms and conditions of the Amended and Restated Underwriting Agreement filed as an exhibit to the Company’s registration statement or statements on Form S-3 relating to debt securities (the “Underwriting Agreement”), the following securities (the “Offered Securities”) on the following terms:

OFFERED DEBT SECURITIES

TITLE: [ %] [Floating Rate] — Notes — Debentures — Bonds – Due                     .

PRINCIPAL AMOUNT: $            .

INTEREST: [    % per annum, from                    , 20    , payable semiannually on                    and                    , commencing                     , 20    , to holders of record on the preceding                    or                     , as the case may be.] [Zero coupon.]

MATURITY:                    , 20    .

CURRENCY OF DENOMINATION:

CURRENCY OF PAYMENT:

FORM AND DENOMINATION:

OVERSEAS PAYMENT AGENTS:

OPTIONAL REDEMPTION:

CONVERSION PROVISIONS:

SINKING FUND:

LISTING: [None.] [                    Stock Exchange.]

PURCHASE PRICE:    % of principal amount, plus accrued interest[, if any,] from                    , 20    .

EXPECTED REOFFERING PRICE:    % of principal amount, subject to change by the [Representative[s] [Underwriters].

OTHER MATTERS

CLOSING:                    A.M. on                    , 20    , at                    , in Federal (same day) funds.

SETTLEMENT AND TRADING: [Physical certificated form.] [Book-Entry Only via DTC.]

[NAME[S] AND ADDRESS[ES] OF THE [REPRESENTATIVE[S]] [UNDERWRITER[S]]:] [NAME[S] AND ADDRESS[ES] OF THE LEAD UNDERWRITER[S]:]

The respective principal amounts of the Offered Debt Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference.

The Offered Securities will be made available for checking and packaging at the office of                    at least 24 hours prior to the Closing Date.

For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of [to be discussed and determined].

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

KRAFT FOODS INC.

By
[Insert title]

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

[If no co-representative, use first confirmation form. If co-representative, use second.]

[Insert name of Representative]

By
[Insert title]

[Acting on behalf of itself and as the

Representative of the several Underwriters.]

[Insert name of Representative]

,

[Acting on behalf of themselves and as the

Representatives of the several Underwriters.]

By [Insert name of Representative]

By
[Insert title]

SCHEDULE A

UNDERWRITER	PRINCIPAL AMOUNT OF OFFERED DEBT SECURITIES
$

Total	$

SCHEDULE B

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None

(b)	Additional Documents Incorporated by Reference: None

(c)	Final Term Sheet, attached as Schedule C hereto

SCHEDULE C

Filed Pursuant to Rule 433

Registration No. 333-

•, 20[    ]

PRICING TERM SHEETS

•% Notes due
Issuer:

Offering Format:

Security:	•% Notes due

Size:	$•

Maturity Date:	•,

Coupon:	•%

Interest Payment Dates:	• and •, commencing •,

Price to Public:	•%

Benchmark Treasury:	•

Benchmark Treasury Yield:	•%

Spread to Benchmark Treasury:	+ • bp

Yield:	•%

Make-Whole Call:	•

Expected Settlement Date:	•,

CUSIP:	•

Anticipated Ratings:	[• by Moody’s Investors Service, Inc.] [• by Standard & Poor’s Ratings Services] [• by Fitch Ratings]

Joint Book-Running Managers:

Co-Managers:

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [                    ] toll free at [        ] or [                        ].

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